Exhibit 99.1

Court Lifts Stay in Finjan v. FireEye
Litigation to Proceed Against FireEye on Seven Finjan U.S. Patents

E. PALO ALTO, CA – March 29, 2017 -- Finjan Holdings, Inc. (NASDAQ:FNJN), a cybersecurity company, and its subsidiary Finjan, Inc. ("Finjan”) announced that on March 28, 2017, the Honorable Saundra Brown Armstrong of the U.S. District Court for the Northern District of California (“the Court”) denied FireEye, Inc.’s motion to renew the stay in Finjan, Inc. v. FireEye, Inc. (4:13-cv-03133-SBA, Dkt. 81) and reopened the case.

On July 8, 2013, Finjan asserted that FireEye is infringing seven of its patents, U.S. Patent Nos.: 6,804,780 (the “‘780 Patent”), 8,079,086 (the “‘086 Patent”), 7,975,305 (the “‘305 Patent”), 8,225,408 (the “‘408 Patent”), 7,058,822 (the “‘822 Patent”), 7,647,633 (the “‘633 Patent”), and 6,154,844 (the “‘844 Patent”). On October 7, 2013, FireEye moved to stay the litigation pending resolution of proceedings before the U.S. Patent and Trademark Office (“USPTO”) and the Court granted FireEye’s motion on June 2, 2014 (Dkt. 72). Just yesterday, the Court lifted the stay noting specifically, among other things, that the USPTO confirmed the validity of the ‘408 Patent and the ‘633 Patent, denied institution of Inter Partes Review of the ‘086 Patent, and that 70% of the ‘305 Patent claims were unchallenged. In a separate Order, the Court set a telephonic Case Management Conference for April 20, 2017.

Finjan has pending lawsuits or appeals against FireEye, Inc., Sophos, Inc., Symantec Corp., Palo Alto Networks, Blue Coat Systems, Inc., ESET and its affiliates and Cisco Systems, Inc. relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts. All Finjan regulatory filings are filed with the Securities and Exchange Commission (SEC) website www.sec.gov, and can also be found at ir.finjan.com/all-sec-filings.
ABOUT FINJAN
Established 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, visit www.finjan.com.
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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.
Investor Contact:
Vanessa Winter | Finjan Holdings, Inc.
Valter Pinto | KCSA Strategic Communications
(650) 282-3245
investors@finjan.com